UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 5, 2011

CHINA SKYRISE DIGITAL SERVICE INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139940	98-0554885
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

4/F, M-3rd Building
Hi-tech Industrial Park
Nanshan District, Shenzhen 518070
People’s Republic of China
(Address of principal executive offices)

(86) 755 26012511
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2011, the Board of Directors of China Skyrise Digital Service Inc. (the “Company”) adopted the China Skyrise Digital Service Inc. 2011 Equity Incentive Plan (the “Plan”). The Plan was also approved by the Company’s stockholders on such date.

Up to 4,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) may be issued under the Plan (subject to adjustment as described in the Plan). The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options (i.e., options not intended to qualify as Incentive Stock Options), Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares to employees, directors, and consultants of the Company or any parent or subsidiary of the Company. The Plan may be administered by the Board of Directors, or a committee thereof, and is currently being administered by the Board of Directors.

The foregoing summary of the material terms and conditions of the Plan, does not purport to be complete and is qualified in its entirety by reference to the Plan filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure under Item 5.02 of this report, which disclosure is incorporated by reference herein.

On September 5, 2011, stockholders holding an aggregate of 12,731,910 shares of Common Stock (representing approximately 58.93% of the Company’s issued and outstanding shares of Common Stock on such date), adopted written resolutions in lieu of a meeting approving the Plan. On such date, there were 21,603,550 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	China Skyrise Digital Service Inc. 2011 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2011

CHINA SKYRISE DIGITAL SERVICE INC.

By: /s/Mingchun Zhou
       Mingchun Zhou
       Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	China Skyrise Digital Service Inc. 2011 Equity Incentive Plan